Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-275447 and 333-286840) and Form S-8 (No. 333-239042, 333-253998, 333-263175, 333-269371, 333-277518 and 333-285057) of Shift4 Payments, Inc. of our report dated February 27, 2026, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
February 27, 2026